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                                  EXHIBIT 11

                       COMPUTATION OF PER SHARE EARNINGS
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                                  EXHIBIT 11
                             ROSLYN BANCORP, INC.
               STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS
                     (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

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                                                                                            YEAR ENDED
                                                                                          DECEMBER 31, 1997
                                                                                          -----------------
Net income........................................................................          $    33,390
                                                                                            ===========

Weighted average common shares outstanding........................................           40,159,931

Common stock equivalents due to dilutive effect of stock options..................                    -
                                                                                            -----------

Total weighted average common shares and equivalents outstanding..................           40,159,931
                                                                                            ===========

Basic earnings per common and common share equivalents............................          $      0.83
                                                                                            ===========

Total weighted average common shares and equivalents outstanding..................           40,159,931

Additional dilutive shares using ending period market value versus average market value for the period when utilizing the treasury stock method regarding
  stock options...................................................................                    -
                                                                                            -----------

Total shares for fully dilutive earnings per share................................           40,159,931
                                                                                            ===========

Diluted earnings per common and common share equivalents..........................          $      0.83
                                                                                            ===========
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